February xx, 2000


Dear Prospective Investor:

         We are pleased to announce that Alamogordo Financial Corporation ("Alamogordo Financial"), a Federal savings and loan holding company is offering shares of common stock. Alamogordo Financial Corporation is the wholly owned subsidiary of AF Mutual Holding Company. The shares offered will represent 49% of the shares outstanding after the offering. AF Mutual Holding Company will own 51% of the shares outstanding after the offering.

         We have enclosed the following materials that will help you learn more about the merits of Alamogordo Financial common stock as an investment. Please read and review the materials carefully.

          PROSPECTUS:   This  document  provides   detailed   information  about
          operations at Alamogordo Financial and a complete discussion on the proposed stock offering.

          QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

          STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon, Standard Time, March xx, 2000.

         We invite you and other local community members to become charter shareholders of Alamogordo Financial. Through this offering you have the opportunity to buy stock directly from Alamogordo Financial without a commission or a fee. The Board of Directors and Senior Management fully support the stock offering.

         If you have additional questions regarding the stock offering, please call us at (505) xxx-xxxx, Monday from 12:00 p.m. to 5:00 p.m., Tuesday through Thursday from 8:30 a.m. to 5:00 p.m. and Friday from 8:30 a.m. to 2:00 p.m., or stop by the Stock Information Center located at 500 10th Street, Alamogordo, New Mexico.


Sincerely,



R. Miles Ledgerwood
President and Chief Executive Officer



THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

                   [KEEFE, BRUYETTE & WOODS, INC. LETTERHEAD]


To Members and Friends of
Alamogordo Financial Corporation
--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealiers, Inc. ("NASD"), is assisting Alamogordo Financial Corporation ("Alamogordo Financial"), a Federal savings and loan holding company in its offering of shares of common stock. Alamogordo Financial Corporation is the wholly owned subsidiary of AF Mutual Holding Company. The shares offered will represent 49% of the shares outstanding after the offering. AF Mutual Holding Company will own 51% of the shares outstanding after the offering.

At the request of Alamogordo Financial, we are enclosing materials explaining this porcess and your options, including an opportunity to invest in shares of Alamogordo Financial's common stock which is being offered to customers through 12:00 noon, Standard Time, March xx, 2000. Please read the enclosed offering materials including the Prospectus carefully for a complete discussion of the offering. Alamogordo Financial has asked us to forward these documents to you in accordance with certain requirements of the securities laws in your state.

Should you have any questions, please call us at (505)xxx-xxxx or stop by the Stock Information Center located at 500 10th Street, Alamogordo, New Mexico.

Very truly yours,



Keefe, Bruyette & Woods, Inc.





THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY GOVERNMENT AGENCY.

February xx, 2000


Dear Member:

         We are pleased to announce that Alamogordo Financial Corporation ("Alamogordo Financial"), a Federal savings and loan holding company is offering shares of common stock. Alamogordo Financial Corporation is the wholly owned subsidiary of AF Mutual Holding Company and owns 100% of the Common Stock of Alamogordo Federal Savings and Loan Association ("Alamogordo Federal"). The shares offered will represent 49% of the shares outstanding after the offering. AF Mutual Holding Company will own 51% of the shares outstanding after the offering.

         The Board of Directors believes this Offering will offer a number of advantages such as an opportunity for depositors of Alamogordo Federal to become shareholders. Please remember:

     o Your accounts at Alamogordo Federal will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     o There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Offering.

     o Members have a right, but no obligation, to buy stock without a commission or fee before it is offered to the general public.

     o Like all stock, shares of stock issued in this offering will not be insured by the FDIC.

         Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of Alamogordo Financial, your enclosed Stock Order and Certification Form and payment must be received by 12:00 noon, Standard Time, on March xx, 2000.

         If you have additional questions regarding the stock offering, please call us at (505) xxx-xxxx, Monday from 12:00 p.m. to 5:00 p.m., Tuesday through Thursday from 8:30 a.m. to 5:00 p.m. and Friday from 8:30 a.m. to 2:00 p.m., or stop by the Stock Information Center located at 500 10th Street, Alamogordo, New Mexico.


Sincerely,



R. Miles Ledgerwood
President and Chief Executive Officer



THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

February  xx, 2000


Dear Friend:

We are pleased to announce that Alamogordo Financial Corporation ("Alamogordo Financial"), a Federal savings and loan holding company is offering shares of common stock. Alamogordo Financial Corporation is the wholly owned subsidiary of AF Mutual Holding Company. The shares offered will represent 49% of the shares outstanding after the offering. AF Mutual Holding Company will own 51% of the shares outstanding after the offering.

Because of your subscription rights as a former member of Alamogordo Federal Savings and Loan Association, we are sending you the following materials which describe the stock offering.

          PROSPECTUS:   This  document  provides   detailed   information  about
          operations  at  the  Alamogordo   Financial  and  the  proposed  stock
          offering.

          QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

          STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon, Standard Time, on March xx, 2000.

As a former depositor of Alamogordo Federal, you have the opportunity to buy stock without commission or fee. If you have additional questions regarding the stock offering, please call us at (505) xxx-xxxx, Monday from 12:00 p.m. to 5:00 p.m., Tuesday through Thursday from 8:30 a.m. to 5:00 p.m. and Friday from 8:30 a.m. to 2:00 p.m., or stop by the Stock Information Center located at 500 10th Street, Alamogordo, New Mexico.


Sincerely,



R. Miles Ledgerwood
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

                                   STOCKGRAM


We are pleased to announce that Alamogordo Financial Corporation, is offering shares of common stock in a subscription offering. The sale of stock in connection with the offering will enable Alamogordo Financial Corporation to raise additional capital to support and enhance its current franchise.

We previously mailed to you a Prospectus providing detailed information about Alamogordo Financial Corporation's operations and the proposed stock offering. We urge you to read the Prospectus carefully.

We invite our loyal customers and community members to become shareholders of Alamogordo Financial Corporation. If you are interested in purchasing the common stock of Alamogordo Financial Corporation, your Stock Order Form, Certification Form and payment must be received by the Alamogordo Federal Savings and Loan Association prior to 12:00 noon, Mountain Standard Time, on March XX, 2000.

Should you have additional questions regarding the stock offering or need additional materials, please call the Stock Information Center at (505) XXX-XXXX or stop by the Stock Information Center at 500 10th Street, Alamogordo, New Mexico.





The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.